UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

Acacia Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective February 14, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Acacia Communications, Inc. (the “Company”) approved awards of time-based restricted stock units (each an “RSU” and, collectively, the “RSUs”) and performance-based restricted stock units (each, a “PRSU,” collectively, the “PRSUs” and, together with the RSUs, the “Awards”) to the Company’s executive officers, including 25,334 RSUs and up to a maximum of 24,956 PRSUs for Murugesan Shanmugaraj, President and Chief Executive Officer, 16,587 RSUs and up to a maximum of 16,340 PRSUs for John F. Gavin, Chief Financial Officer, and 15,833 RSUs and up to a maximum of 15,596 PRSUs for each of Benny P. Mikkelsen, Founder, Chief Technical Officer, Christian J. Rasmussen, Founder, Vice President of Digital Signal Processing and Optics, and Bhupendra C. Shah, Vice President of Engineering, under the Company’s 2016 Equity Incentive Plan (the “Plan”). Each Award was made pursuant to a restricted stock unit agreement with the applicable officer under the Plan in the form previously approved by the Board (the “RSU Agreement”).

Each RSU and PRSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the Award, subject to the terms and conditions set forth in the Plan and the applicable RSU Agreement.

The RSUs vest based on satisfaction of a time-based requirement only, which will be satisfied with respect to 25% of the RSUs on February 1, 2020, and with respect to an additional 25% of the RSUs each year thereafter. Vesting of these RSUs is subject to the applicable officer’s continued provision of services to the Company through the applicable vesting date.

The PRSUs are subject to performance-based vesting. The number of PRSUs that vest is measured based on the level of achievement of a performance objective over a three-year period (the “Performance Period”) running from January 1, 2019 through December 31, 2021, as determined and certified by the Committee following the end of such Performance Period. Vesting of the PRSUs is also subject to the applicable officer’s continued provision of services to the Company through the vesting date, except in the case of death or disability where vesting will be pro-rated for time worked during the Performance Period.

The number of PRSUs that vest will be determined based on the Company’s percentile achievement of relative total shareholder returns against an external comparator group during the Performance Period (the “Relative TSR Objective”). No PRSUs will vest unless a threshold level of achievement of the Relative TSR Objective is achieved.

In the event that the Company is subject to a Change in Control (as defined in the Company’s Amended and Restated Severance and Change in Control Benefits Plan previously approved by the Board), the RSUs will be subject to the acceleration provisions of the Company’s Amended and Restated Severance and Change in Control Benefits Plan.

With respect to the PRSUs, in the event of a Change in Control occurring during the Performance Period pursuant to which consideration is received by holders of Common Stock, the Performance Period will be deemed to end upon the closing date of the Change in Control and achievement of the Relative TSR Objective will be determined based on the price paid to holders of Common Stock in connection with the Change in Control.

The foregoing description of the Awards does not purport to be complete and is qualified in its entirety by the complete text of the form of the RSU Agreement, which is incorporated herein by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company with the Securities and Exchange Commission on February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: February 19, 2019	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Chief Legal Officer and Secretary